Exhibit 99.7

AMENDED AND RESTATED JOINT FILING AGREEMENT

THIS AMENDED AND RESTATED JOINT FILING AGREEMENT is entered into as of May 9, 2005, by and among the parties signatories hereto. This Amended and Restated Joint Filing Agreement amends and restates the Joint Filing Agreement, dated April 19, 2004, filed as Exhibit 1 to the Schedule 13D filed on April 19, 2004 (the “Statement on Schedule 13D”).

The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of common stock, par value $0.001 per share, of ScanSoft, Inc., a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: May 9, 2005	WARBURG, PINCUS PRIVATE EQUITY VIII, L.P.

	By:	Warburg Pincus Partners LLC, its General Partner

		By:	Warburg Pincus & Co., its Managing Member

	By:	/s/ Scott A. Arenare
		Name:	Scott A. Arenare
		Title:	Partner

Dated: May 9, 2005	WARBURG PINCUS & CO.

	By:	/s/ Scott A. Arenare
		Name:	Scott A. Arenare
		Title:	Partner

Dated: May 9, 2005	WARBURG PINCUS LLC

	By:	/s/ Scott A. Arenare
		Name:	Scott A. Arenare
		Title:	Member

Dated: May 9, 2005	WARBURG PINCUS PARTNERS LLC

		By:	Warburg Pincus & Co., its Managing Member

	By:	/s/ Scott A. Arenare
		Name:	Scott A. Arenare
		Title:	Partner